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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

The Board of Directors and Shareholders
National Semiconductor Corporation:


We consent to the incorporation by reference in the Registration Statement dated March 17, 1997 on Form S-8 of National Semiconductor Corporation of our reports, which reports appear or are incorporated by reference in the May 26, 1996 annual report on Form 10-K of National Semiconductor Corporation. Our report refers to a change in the method of accounting for depreciation in 1996 and a change in accounting for certain costs in inventory in 1994.


                                             /s/ KPMG Peat Marwick LLP


San Jose, California
March 14, 1997